UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 29, 2016

UNIQUE FABRICATING, INC.

(Exact name of registrant as specified in its Charter)

Delaware	001-37480	46-1846791
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

Unique Fabricating, Inc.
800 Standard Parkway
Auburn Hills, MI 48326
(248)-853-2333

(Address including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement

On April 29, 2016, Unique Fabricating NA, Inc. (the “US Borrower”) and Unique-Intasco Canada, Inc. (the “CA Borrower”)(together the “Company”), the lenders from time to time party thereto and Citizens Bank, National Association (“Citizens”), as sole lead arranger, book runner and administrative agent for the lenders, entered into a Credit Agreement (the “New Credit Agreement”) providing for borrowings of up to the principal amount of $62.0 million. The New Credit Agreement is a senior secured credit facility and consists of a revolving line of credit of up to $30.0 million (the “New Revolver”) to the US Borrower, a $17.0 million principal amount Term Loan (the “US Term Loan”) to the US Borrower, and a $15.0 million principal amount Term Loan (the “CA Term Loan”) to the CA Borrower.

At Closing, the US Term Loan and the CA Term Loan were fully funded and the US Borrower borrowed $22.8 million under the New Revolver. The borrowings were used to finance the acquisition of Intasco Corporation, including working capital adjustments and amounts paid into escrow (CAD $26.7 million), and to repay the Company’s existing senior credit facility ($32.7 million), which was terminated. After giving effect to the transactions, there was available for borrowing under the New Revolver, subject to compliance with the terms and conditions of the New Credit Agreement, up to $7.1 million.

The New Revolver, US Term Loan, and CA Term Loan all mature on April 29, 2021 and bear interest at the Company's election at (i) the greater of the Prime Rate or the Federal Funds Effective Rate (the “Base Rate”) or ii) the LIBOR rate plus an applicable margin, determined quarterly, ranging from 1.75% to 2.50% in the case of the Base Rate, and 2.75% to 3.50% in the case of the LIBOR rate, in each case, based on senior leverage ratio thresholds. The US Term Loan requires payments of principal of $318,750 each quarter until March 31, 2018, $425,000 each quarter thereafter until March 31, 2019 and $531,250 each quarter thereafter until maturity date. The remaining principal amount is due at the maturity date. The CA Term Loan requires payments of principal of $281,250 each quarter until March 31, 2018, $375,000 each quarter thereafter until March 31, 2019 and $468,750 each quarter thereafter until maturity date. The remaining principal amount is due at the maturity date. The New Credit Agreement requires that we repay both the US Term Loan and CA Term Loan principal annually in an amount equal to 25% of excess cash flow, as defined, for the year ended January 1, 2017 and for each subsequent fiscal year until the total leverage ratio as defined, calculated as of the end of such year is less than 2:00 to 1:00.

In addition, the New Credit Agreement allows for increases in the principal amount of the New Revolver and US and CA Term Loans not to exceed a $10.0 million principal amount, in the aggregate, provided that before and after giving effect to the proposed increase (and any transactions to be consummated using proceeds of the increase) the total total leverage and debt service coverage ratio do not exceed specified amounts. The New Credit Agreement also provides for the issuance of letters of credit with, in the aggregate, up to a $2 million face amount, provided that any letter of credit is issued will reduce availability under the New Revolver. In addition, the New Credit Agreement provides for swing line advances of up to $5 million.

The Company is permitted to prepay in part or in full the principal amount due under the New Credit Agreement without penalty, provided that with respect to prepayment of the New Revolver at least $100,000 remains outstanding. The obligations under the New Credit Agreement may be accelerated upon the occurrence of an event of default, which include customary events for a financing arrangement of this type, including, without limitation, payment defaults, defaults in the performance of affirmative or negative covenants (including financial ratio maintenance requirements), bankruptcy or related defaults, defaults on certain other indebtedness, the material inaccuracy of representations or warranties, material adverse changes, and changes related to ownership of the U.S. Borrower or Unique Fabricating, Inc. In the event of an event of default, the interest rate on the New Revolver and US Term Loan and CA Term Loan will increase by 3.0% per annum plus the then applicable rate.

The US Borrower obligations under the New Credit Agreement are guaranteed by each of its United States subsidiaries and by Unique Fabricating, Inc. and secured by a first priority security interest in all tangible and intangible assets including a pledge of capital stock of the United States subsidiaries of the US Borrower and of 65% of the capital stock of the CA Borrower. and by a mortgage on our facilities in LaFayette, Georgia, Louisville, Kentucky, Evansville, Indiana, Fort Smith, Arkansas and Murfreesboro, Tennessee. The US borrower guarantees all of the obligations and liabilities of the CA Borrower. Unique Fabricating, Inc. also pledged all of the capital stock of the US Borrower.

The New Credit Agreement also contains customary affirmative covenants, including: (1) maintenance of legal existence and compliance with laws and regulations; (2) delivery of consolidated financial statements and other information; (3) maintenance of properties in good working order; (4) payment of taxes; (5) delivery of notices of defaults, litigation, ERISA events and material adverse changes; (6) maintenance of adequate insurance; and (7) inspection of books and records.

The New Credit Agreement contains customary negative covenants, including restrictions on: (1) the incurrence of additional debt; (2) liens and sale-leaseback transactions; (3) loans and investments; (4) guarantees and hedging agreements; (5) the sale, transfer or disposition of assets and businesses; (6) dividends on, and redemptions of, equity interests and other restricted payments, including dividends and distributions to the issuer by its subsidiaries; (7) transactions with affiliates; (8) changes in the business conducted by us; (9) payment or amendment of subordinated debt and organizational documents; and (10) maximum capital expenditures. The New Credit Agreement prohibits the payment of any dividend, redemption or other payment or distribution by the Borrowers other than distributions to the US Borrower by its subsidiaries, unless after giving effect to the dividend or other distribution, the post distribution DSCR, as defined, is greater than 1.1 to 1.0, and Borrowers remain in compliance with the other financial covenants.

This summary of the New Credit Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the New Credit Agreement filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this report on Form 8-K is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

10.1 Unique Fabricating NA, Inc. and Unique-Intasco Canada, Inc. Credit Agreement, dated as of April 29, 2016 with Citizens Bank, National Association (formerly known as RBS Citizens, N.A.) as Sole Lead Arranger, Bookrunner, and Administrative Agent and the “Lenders”

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIQUE FABRICATING, INC.
Dated: May 3, 2016	By:	/s/ Thomas Tekiele
Name: Thomas Tekiele
Title: Chief Financial Officer (Principal Financial and Accounting Officer)